As filed with the Securities and Exchange Commission on June 23, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JUMEI INTERNATIONAL HOLDING LIMITED

(Exact name of registrant as specified in its charter)

____________________________________

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

20th Floor, Tower B, Zhonghui Plaza

11 Dongzhimen South Road, Dongcheng District

Beijing 100007

The People’s Republic of China

+86 10-5676-6999

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________

2014 Share Incentive Plan
(Full title of the plan)

__________________

Law Debenture Corporate Services Inc.

400 Madison Avenue, Suite 4D

New York, New York 10017

+1 212 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company) Smaller reporting company ☐

Copies to:

Mona Meng Gao

Yunsheng Zheng

Co-Chief Financial Officer

Jumei International Holding Limited

20th Floor, Tower B, Zhonghui Plaza

11 Dongzhimen South Road, Dongcheng District

Beijing 100007, The People’s Republic of China

Tel: +86 10 5676-6974 / + 86 10 5676-6918

Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower The Landmark 15 Queen’s Road Central Hong Kong +852 3740-4700

Calculation of Registration Fee

Title of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Ordinary Shares, par value $0.00025 per share	6,600,000(3)	$21.90(4)	$144,540,000	$16,795.55

(1)	These shares may be represented by the Registrant’s ADSs, each of which represents one Class A ordinary share. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (333-195711).
(2)	Represents Class A ordinary shares issuable upon exercise of options and pursuant to other awards granted under the 2014 Share Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plan. Any Class A ordinary shares covered by an award granted under the Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the Plan.
(3)	These shares represent Class A ordinary shares that have been added to the award pool under the Plan, effective January 1, 2015, as well as the estimated number of Class A ordinary shares that will be automatically added to the Plan, effective January 1, 2016 and January 1, 2017, pursuant to the Plan’s evergreen provisions, which were not previously registered under the registration statement on Form S-8 (File No. 333-197313), as filed with the Securities and Exchange Commission (the “Commission”) on July 9, 2014 (the “Prior Registration Statement”).
(4)	The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on $21.90 per ADS, the average of the high and low prices for the registrant’s ADSs as quoted on the New York Stock Exchange on June 22, 2015.

EXPLANATORY NOTE

This Registration Statement is filed by Jumei International Holding Limited (the “Registrant”) to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8. Pursuant to certain provisions of the Plan (referred to as the “evergreen provisions”), the number of Class A ordinary shares that are available for award grant purposes under the Plan is automatically increased each year in accordance with a formula set forth in the Plan. The additional securities registered hereby consist of 6,600,000 Class A ordinary shares that were automatically added to the Plan, effective January 1, 2015, as well as the estimated number of Class A ordinary shares that will be automatically added to the Plan, effective January 1, 2016 and January 1, 2017, pursuant to the Plan’s evergreen provisions.

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, except as otherwise set forth herein.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Commission are incorporated by reference herein:

(a)	The Registrant’s registration statement on Form S-8 (File No. 333-197313) as filed with the Commission on July 9, 2014;

(b)	The Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2014 filed with the Commission on April 29, 2015; and

(c)	The description of the Registrant’s Class A ordinary shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-36442) filed with the Commission on May 6, 2014, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8. Exhibits

See the Index to Exhibits attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on June 23, 2015.

Jumei International Holding Limited

By: /s/ Leo Ou Chen______________________________

Name: Leo Ou Chen

Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Mr. Leo Ou Chen and Mr. Yunsheng Zheng, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Leo Ou Chen Leo Ou Chen	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	June 23, 2015
/s/ Yusen Dai Yusen Dai	Director and Vice President of Products	June 23, 2015
/s/ Sean Shao Sean Shao	Director	June 23, 2015
/s/ Mang Su Mang Su	Director	June 23, 2015
/s/ Zhenquan Ren Zhenquan Ren	Director	June 23, 2015
/s/ Mona Meng Gao Mona Meng Gao	Co-Chief Financial Officer (Principal Financial and Accounting Officer)	June 23, 2015
/s/ Yunsheng Zheng Yunsheng Zheng	Co-Chief Financial Officer (Principal Financial and Accounting Officer)	June 23, 2015

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Jumei International Holding Limited has signed this registration statement or amendment thereto in New York on June 23, 2015.

Authorized U.S. Representative

By:	/s/ G. Manon
Name: G. Manon, on behalf of Law Debenture Corporate Services Inc.
Title: Service of Process Officer

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EXHIBIT INDEX

Exhibit Number	Description
4.1	Second Amended and Restated Memorandum and Articles of Association of the Registrant, adopted on April 11, 2014 (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1, as amended (File No. 333-195229))
4.2	Registrant’s Specimen Certificate for Class A ordinary shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-195229))
4.3	Deposit Agreement among the Registrant, the depositary and holders of the American Depositary Receipts (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form S-8 (File No. 333-197313))
5.1*	Opinion of Maples and Calder, regarding the legality of the Class A ordinary shares being registered
10.1	2014 Share Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1, as amended (File No. 333-195229))
23.1*	Consent of PricewaterhouseCoopers Zhong Tian LLP
23.2*	Consent of Maples and Calder (included in Exhibit 5.1)
24.1*	Powers of Attorney (included on signature page hereto)

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* Filed herewith.